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                                                                        EX-99.14

                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors and Shareholders
Stagecoach Funds, Inc.

The Board of Directors and Shareholders
Overload Express Funds, Inc.


We consent to the incorporation by reference in the Combined Proxy Statement/Prospectus and in the statement of additional information of Stagecoach Funds, Inc. and Overland Express Funds, Inc., constituting part of this Registration Statement on Form N-14, of our reports dated May 9, 1997, on the financial statements and financial highlights of Aggressive Growth Fund, Arizona Tax-Free Fund, Balanced Fund, California Tax-Free Bond Fund, California Tax-Free Income Fund, California Tax-Free Money Market Mutual Fund, Growth and Income Fund, Intermediate Bond Fund, Money Market Mutual Fund, Corporate Stock Fund, Diversified Income Fund, Equity Value Fund, Ginnie Mae Fund, Government Money Market Mutual Fund, Growth and Income Fund, Intermediate Bond Fund, Money Market Mutual Fund, National Tax-Free Fund, National Tax-Free Money Market Mutual Fund, Oregon Tax-Free Fund, Prime Money Market Mutual Fund, Short-Intermediate U.S. Government Income Fund, Small Cap Fund and Treasury Money Market Mutual Fund (twenty-one of the funds comprising Stagecoach Funds, Inc.) as of March 31, 1997, and for the periods indicated therein.

We also consent to the incorporation by reference in the Combined Proxy Statement/Prospectus and in the statement of additional information of Stagecoach Funds, Inc, and Overland Express Funds, Inc., constituting part of this Registration Statement on Form N-14, of our reports dated February 14, 1997, on the financial statements and financial highlights of California Tax-Free Bond Fund, California Tax-Free Money Market Fund, Index, Allocation Fund (formerly Asset Allocation Fund), Money Market Fund, Municipal Income Fund, National Tax-Free Institutional Money Market Fund, Overland Sweep Fund, Short-Term Municipal Income Fund, Short-Term Government-Corporate Income Fund, Small Cap Strategy Fund, Strategic Growth Fund, U.S. Government Income Fund, U.S. Treasury Money Market Fund and Variable Rate Government Fund (comprising Overland Express Funds, Inc.) as of December 31, 1996, and for the periods indicated therein.

We also consent to the reference to our firm under the heading "Investment Adviser and Other Service Providers" in the Combined Proxy Statement/Prospectus.

We also consent to the reference to our firm in the prospectus and statement of additional information of each of the Aggressive Growth Fund, California Tax-Free Bond Fund, California Tax-Free Money Market Mutual Fund, Ginnie Mae Fund, National Tax-Free Fund, National Tax-Free Money Market Mutual Fund, Prime Money Market Mutual Fund, Small Cap Fund and Treasury Money Market Mutual Fund (each dated as of February 1, 1997), which have been incorporated by reference in the Combined Proxy Statement/Prospectus and statement of additional information.

We also consent to the reference to our firm in the prospectus and statement of additional information of each of the California Tax-Free Bond Fund, California Tax-Free Money Market Fund, Index Allocation Fund, Money Market Fund, Municipal Income Fund, National Tax-Free Institutional Money Market Fund, Overland Sweep Fund, Short-Term Municipal Income Fund, Short-Term Government-Corporate Income Fund, Small Cap Strategy Fund, Strategic Growth Fund, U.S. Government Income Fund, U.S. Treasury Money Market Fund and Variable Rate Government Fund (each dated as of May 1, 1997), which have been incorporated by reference in the Combined Proxy Statement/Prospectus and statement of additional information.

                                                           KPMG PEAT MARWICK LLP

San Francisco, California
September 3, 1997